Exhibit 99.2

UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF LOUISIANA

LAKE CHARLES DIVISION

US UNWIRED, INC., ET AL	:	DOCKET NO. 03 CV 1326

VS.	:	JUDGE MINALDI

SPRINT CORPORATION, ET AL	:	MAGISTRATE JUDGE WILSON

JUDGMENT

This suit was initiated in response to allegations by the plaintiffs, herein collectively referred to as “US Unwired” that the defendants, herein collectively referred to as “Sprint” or “Sprint PCS” have engaged in numerous unsavory and illegal business practices which have allegedly cost them approximately one billion dollars. Among these practices, US Unwired contends that Sprint manipulated and breached the terms of a Management Agreement that the two companies had, exerted illegal business pressure upon US Unwired, used trunk lines owned by US Unwired without paying compensation, and withheld from US Unwired technology that the company needed in order to serve its customers. It files this suit under the Racketeer Influenced and Corrupt Organizations Act, 18 U.S.C. section 1961, et seq. The defendants have countersued.

More specifically, the plaintiffs claim that the parties entered into a Type III Affiliate agreement whereby the plaintiffs would provide Sprint with customer service, billing, maintenance, infrastructure, and other resources in exchange for taking 92 percent of the collected revenues from customers using Sprint in the affiliate market.

The plaintiffs allege that US Unwired invested substantial resources to serve Sprint customers in anticipation of remaining a Type III affiliate with significant autonomy over its operations and the right to continue collecting a substantial percentage of customer revenue. But according to the amended complaint, Sprint withheld technical information and resources from US Unwired, which had the effect of denying services to US Unwired’s affiliate customers. Among those services were new Sprint products such as the Wireless Web, which otherwise was available nationwide.

The plaintiffs contend that after investing massive amounts of money in providing Sprint services using US Unwired employees and resources, they were pressured by Sprint to convert to a Type II affiliate, which took away much of the company’s autonomy in controlling billing and customer service, presumably decreasing the percentage of revenue that the company was entitled to receive from its customers and jeopardizing the company’s ability to make a return on its investments.

The complaint avers that this pressure was exerted through an ultimatum made by Sprint that US Unwired either pay tens of millions of dollars in what US Unwired characterizes as unnecessary fees and expenses, or convert to a Type II affiliate. Until US Unwired made this Hobson’s choice, it was unable to offer its customers the full array of Sprint services and was being threatened with default under the management agreement.

When the plaintiffs finally converted, they contend that Sprint gained “immediate control over the vast majority of revenues collected from US Unwired’s subscribers or from others using US Unwired’s Service Area Networks.” With control over a substantial portion of the company’s operating revenue, US Unwired contends that Sprint put it into a vulnerable position and has taken advantage of that power by unilaterally imposing fraudulent fees and withholding money owed to it.

The petition alleges that Sprint has engaged in this pattern of activity with other affiliates, and that at least one of US Unwired’s contemporaries has filed for bankruptcy, causing educated speculation among published financial analysts that Sprint may be trying to acquire its affiliates at bargain prices. US Unwired further alleges that Sprint has advised it that any efforts to settle the dispute which is the subject of this litigation must be conducted with Sprint’s Mergers and Acquisitions group.

The plaintiffs also complain that the defendants have illegally used their trunk capacity for their own customer calls and that they continue to fail to pay appropriate long distance fees for calls which terminate on US Unwired networks. As a result, US Unwired claims that it has had to invest in additional trunk capacity just to manage its own customers’ calls.

US Unwired alleges that Sprint has engaged in RICO violations in contravention of 18 U.S.C. Section 1962(b). The plaintiffs further ask that this Court appoint a receiver over property controlled by Sprint within Louisiana, as provided by LA R.S. 12:151 and 12:317 and asks that find Sprint liable for breaches of fiduciary duty and fraud. They seek treble damages under the RICO Act and punitive damages under Louisiana Civil Code Article 3546.

The defendants have filed a motion for partial judgment on the pleadings [doc. #21] as well as a motion to strike plaintiffs’ jury demand [doc. #19]. The Court will consider these matters at this time.

Judgment on the Pleadings

The defendants ask that this Court dismiss four counts in the plaintiffs’ first amended complaint on the basis of failure to state a claim for which relief can be granted. They ask for judgment on the pleadings with respect to the plaintiffs’ counts I, II, III, and VI. It is noted that the standard for a judgment on the pleadings is similar to that of a summary judgment and that is it the objective of the Court to determine whether the plaintiff can prove a set of facts, viewed in a light most favorable to the plaintiff, which would entitle it to judgment.

Particularity Requirements in the Pleadings

With respect to the defendants’ claim that the plaintiffs fail to plead their case with enough particularity to satisfy the requirements of Rule 9(b), US Unwired has met its burden with respect to most, but not all of its claims.

This Court applies the Fifth Circuit’s recent ruling in Benchmark Electronics, 343 F.3d 719, 724, (5th Cir. 2003) upholding the standard that pleadings alleging fraud must include, at a minimum, “allegations of the particulars of time, place, and contents of the false representations, as well as the identify of the person making the misrepresentations and what he obtained thereby.” [citing Tele-Phonic Servs., Inc. v. TBS Int’l, Inc., 975 F.2d 1134, 1139 (5th Cir. 1992)]. Expressed another way, this case proceeds only if the complaint answers the questions of “who, what, when, where, and how” the alleged fraud occurred. Id.

The complaint alleges that Sprint used a variety of methods to seize control over US Unwired’s finances. These methods include withholding technology for the Wireless Web,

unilaterally imposing a mandatory, bogus technology upgrade that would cost millions of dollars, and refusing to pay large sums of money owed to the company. These allegations have many facets to one fraud, and it is the Court’s duty to distinguish introductory and supportive clauses, which do not require as much specificity, from those which must be plead with particularity in order to proceed.

A. Wireless Web, Improper Technology Upgrade, and Affiliate Status Pressure

The first major elements of fraud alleged by US Unwired are that Sprint deprived it of the resources necessary to implement the Wireless Web and other technology upgrades and improperly tried to pressure it to change its affiliate type. US Unwired further alleges that Sprint improperly demanded that US Unwired spend millions of dollars on unnecessary upgrades. These allegations are sufficiently plead, with the exceptions noted below.

In paragraph 32, US Unwired alleges that Sprint PCS continuously and fraudulently assured US Unwired that it would “facilitate OSSN connectivity and provisioning for new Sprint PCS products and services for Type III affiliates.” It further cites a document written by Fred Rogers to support its allegation that Sprint made this representation. The complaint does not cite dates or a time frame in which this document and connected representations were made, thus failing to satisfy the Fifth Circuit’s requirements for pleading with sufficient particularity.

In paragraph 35, US Unwired alleges that Sprint “maintained its embargo on the necessary technical information.” The plaintiff cites a September 10, 1999 document in support of its claim. For this allegation to proceed, it will have to be plead with additional information to identify the origin of the “materials” cited in the complaint.

In paragraph 36, the plaintiff claims that another document sent by Sprint provided a launch date of December 10, 1999 for the Wireless Web. Again, it will be necessary for the plaintiff to specify in its complaint how it came about these materials, from who and where they originated, who they were addressed to, under what circumstances they were received, and other basic facts to establish a prima facia claim.

In paragraph 40, US Unwired alleges that a meeting took place in Kansas City to discuss technical issues relevant to this suit. It is necessary for the plaintiff to at least specify who it alleges was present at the meeting.

In paragraph 43, the plaintiff claims that Sprint tried “to coerce US Unwired to switch to a Type II affiliation” and that it engaged in threats. This paragraph does not allege who made and received these threats, when and how they were made, and what exactly was said or written.

In paragraph 44, US Unwired alleges that Sprint made a knowingly false statement about the feasibility of technology upgrades. This allegation must include information about who, when, and how these false statements were made.

In paragraph 47, US Unwired discusses a March 10, 2000 meeting in which it claims that Sprint misrepresented “a series of critical facts” regarding the plaintiff’s technical capabilities. This paragraph needs to specify who was present at this meeting.

In paragraph 49, the complaint alleges that Sprint demanded payment for “a ‘study’ of the fictitious costs Sprint PCS sought to impose …”. This allegation must specify who demanded payment for the study and when it was demanded.

In paragraph 50, the complaint claims that Sprint put additional pressures on US Unwired by delaying the rollout of its Wireless Web. The paragraph needs to specify who within the companies had these conversations and/or exchanged correspondence.

Paragraph 64 contains US Unwired’s claim that Mr. Mateer, a Sprint official, called Mr. Piper, a US Unwired official, and threatened to “bury” him if US Unwired launched Jackson, Mississippi as a Type III Affiliate. The allegation needs to include the date in which this conversation took place and, as to Piper, more details as to how the conversation took place.

In paragraph 70, US Unwired claims that Sprint demanded a “fictitious and inflated” $19 million - $23 million in fees. For this allegation to proceed, US Unwired will have to specify, at least, who made this demand and how it was made.

B. Withholding of Money and Improper Charges

In paragraph 73, US Unwired alleges that Sprint engaged in a series of activities which includes refusing “to pay US Unwired collected revenues in the manner required by the Management Agreements …” and that it “has failed to identify or substantiate services for which it has charged US Unwired.”

Paragraphs 80 and 81 allege that Sprint has breached and continues to breach the Management Agreement and Services Agreement between the parties. Like paragraph 73, the allegations found within it do not specify dates, persons responsible for the breach, or even amounts, actual or estimated, that were allegedly withheld. Since the plaintiff alleges that this breach of contract was done in such a way that it rises to the level of fraud, the law requires that it be plead with the same particularity as any other act of fraud.

C. Trunk Lines

The plaintiffs fail to particularize the allegations that their trunk lines were used without authority. Paragraph 82 of the complaint says only that the illegal trunk line use occurred in July, 2002, a claim which is temporally broad and alleges only that the defendants are responsible. This language fails to meet the heightened pleading requirements for allegations of fraud because it leaves the Court and the defendants with too many unanswered questions about the plaintiffs’ claims, such as how often the trunk lines were used, by what entities within Sprint they were used, how many calls were made, and other facts which are essential to a properly pleaded complaint. Thus, paragraphs 82-87, in globo, are not plead with sufficient particularity to continue.

While the discovery process is designed to develop these facts, US Unwired should be able to correct the pleading deficiencies from its business records. Therefore, the allegations in the above paragraphs fail for lack of being plead with particularity.

Choice of Law

A central issue to the resolution of the fraud, receivership, and fiduciary duty claims is whether to apply Louisiana or Missouri law to this dispute. The defendants believe that Missouri state law should govern the various causes of action, since the contract provides that it would be the governing forum. The plaintiffs counter that their suit arises principally in tort and fraud and that the contract could not have contemplated or shielded the defendants from such behavior. They allege that since one or more torts were committed in Louisiana, Louisiana state law should govern this case.

Had US Unwired alleged that Sprint was merely withholding payments or had failed to provide adequate technical support, the contract would be the governing law between the parties. But the egregious allegations before the Court are of such a chronic and substantial nature that they cannot be contained within the scenarios contemplated by the contract and cannot be considered to be “arising out of” or “relating” to the agreement.

US Unwired uses the alleged breaches of the Management Agreement and Services Agreement as evidence of Sprint’s larger scheme. These breaches do not limit US Unwired to a cause of action arising only out of those contracts, since the plaintiffs allege independent, intentional and/or fraudulent torts which supercede the contract, and it would be as inappropriate to apply the terms of the contract to the instant case as it would be to apply them to a case in which one of the parties alleged that the other committed a different intentional tort, such as battery, during a business meeting called as a result of the contract. This is not to say that the contract is wholly superfluous, since its terms form the basis for understanding the relationship that the parties had which led to this suit.

As a matter of law, tortious conduct is adjudicated in the forum that has the greatest interest. As the plaintiffs point out, the alleged injured party is a Louisiana domiciliary, the alleged injury took place within the State of Louisiana, and many central facets of the parties’ relationship, including much of the equipment and infrastructure in question, are based in Louisiana.

Thus, as a preliminary matter, this Court finds that the pleadings justify using Louisiana law as the forum in which to analyze the plaintiffs’ claims. For the record, this decision is based on the bare bones allegations found in the complaint. If it were to be determined at a later time that Sprint did not engage in bad faith as egregious as that alleged by the plaintiffs, the actions taken by it might not be found so distant from the context of the contract as to deem the jury waiver inapplicable.

Count I: The RICO Claim

Count I in the plaintiffs’ amended complaint alleges that the defendants acquired and maintained control over the US Unwired enterprise through a pattern of racketeering activity which resulted in injuries to the company. The defendants contend that the activities, of which they are accused, do not constitute a RICO action or breach of fiduciary duty, rather, a mere breach of contract which should be governed under Missouri state law.

The legislative history of the RICO Act, in the 1960’s and early 1970’s, reflects Congress’s intention to repair what was considered to be defects in the evidence gathering and prosecuting process which allowed organized crime to flourish. The drafters were particularly concerned that the perpetrators of criminal enterprises intermingled their resources with and into legitimate business by investing or otherwise gaining control over them. In the instant case, the plaintiffs contend that RICO is applicable because Sprint PCS engaged in a pattern of racketeering to gain control over US Unwired.

The defendants cite Delta Truck & Tractor, Inc., vs. J.I. Case Co., 855 F.2d 241, 242 (5th Cir. 1998) to establish the three-part test to prove a cause of action under RICO. One must prove the existence of “(1) a person who engages in (2) a pattern of racketeering activity (3) connected to the acquisition, establishment, conduct, or control of an enterprise.”

The plaintiffs present a slightly different standard, in a case distinguishing itself from Delta Truck & Tractor. Citing Office Outfitters, Inc. vs. A.B. Dick Co., Inc., 83 F.Supp.2d 775, 778-779 (E.D. Tex. 2000), the plaintiffs contend that their burden is to show that the defendant: “(1) acquired or maintains an interest in, or control of, an enterprise; (2) through a pattern of racketeering activity; (3) affecting interstate commerce”.

The ultimate outcome will be the same regardless of which test is used. The facts in the Office Outfitters case closely resemble the instant allegations. The Eastern District of Texas grappled with the question of whether the parent company of a manufacturer should be found liable for misleading the manufacturer’s independent distributors into investing in their retail businesses at the same time that it surreptitiously divested itself of its interest in the company. The Court found that the distributors stated a RICO claim on grounds that it will be discussed.

A. Control and Interest in the Enterprise

Taking each element of the RICO claim that the defendants challenge, the Court first looks to the question of whether the plaintiffs allege the requisite “control” or “interest” in the “enterprise”, as required by 18 U.S.C. Section 1962(b). The defendants cite a Pennsylvania case, Moffatt Enterprises vs. Borden, Inc., 763 F.Supp. 143 (W.D. Pa. 1990), in which several brothers alleged that they were forced to enter into a distributorship agreement analogous to US Unwired’s allegations that it was forced to enter into an affiliate agreement. The district court, in its Moffatt Enterprises opinion, determined that the “interest” and “control” as contemplated by the statute, suggests that the defendants must acquire stock or some other means of proprietary control over the company to come within the scope of the statute.

In further support of its position, the Sprint defendants cite additional cases which the courts carved out a distinction between actions which merely influenced or affected an enterprise and those which showed an attempt to exercise an interest or control over the enterprise.

The US Unwired plaintiffs assert that their pleadings meet this test, that RICO claims often occur between parties who once had contracts with each other, and that the mere existence of a contract does not mean that racketeering activity cannot occur. It is clear that, on the face of the plaintiffs’ complaint, there is a sufficient allegation that Sprint attempted to exert control and influence over US Unwired, even though the companies’ business relationship rested upon the foundation of a contract.

The allegations in the complaint suggest that US Unwired invested a substantial amount of money relative to its size and that Sprint forced its hand in making it switch affiliate types. Without rehashing the facts, the complaint clearly alleges that Sprint intentionally placed the plaintiffs in a position where they lost their ability to make a return on their investments in Sprint’s proprietary equipment. It further alleges that Sprint gained control over a significant portion of US Unwired’s stream of revenue and the use of many of its assets, leaving the company unable to earn a profit. The petition does not indicate what percentage of the company’s revenue was seized by Sprint, but it is clear from the complaint that US Unwired has been left crippled.

The plaintiffs’ assertion that Sprint’s ultimate goal was to take control over US Unwired is solidified by its allegations that the larger company engaged in this type of behavior before and systematically took steps to bankrupt and acquire at least one other affiliate. Specifically, the complaint notes that JP Morgan Securities, Inc., in a 2003 publication, writes that “[b]ased on our analysis, we believe the most likely outcome is for iPCS [another Sprint affiliate] to be acquired by PCS at ‘business value’ which is possibly near current public value of iPCS’s debt.”

US Unwired’s complaint cites another financial expert’s analysis from February, 2003. The complaint, quoting the expert, says that, “given the affiliates’ financial struggles, one of the ‘possible scenarios for affiliates’, was that the ‘affiliates are acquired by [Sprint] PCS, involving debt restructuring and equity dilution.’ ”

This allegation is further supported by the contention that the defendants advised the plaintiffs to negotiate with its Mergers and Acquisitions department. Such evidence, if proven, would tend to substantiate the plaintiffs’ claim that Sprint was attempting to control its company. Even if US Unwired had not alleged that Sprint was plotting an overt takeover or an attempt to force it into bankruptcy, it alleges that Sprint preempted US Unwired’s ability to set its own rates, bill its own customers, and negotiate for itself with Sprint. If nothing else, the facts, if proven, would show that Sprint intended to control US Unwired’s purse strings, which would amount to de facto control over the US Unwired enterprise. For the time being, the allegations made in the pleadings survive the defendants’ claim that the complaint lacks a cause of action for “control” and “interest” in the US Unwired enterprise.

B. A Pattern of Activity

The defendants claim that US Unwired does not make a prima facia case that they engaged in a pattern of activity as contemplated by the RICO Act. They divide their argument into two subsections: continuity and the lack of a predicate act.

The predicate act was alleged to be numerous acts of mail and wire fraud because the company used the United States mails and wires to misrepresent, omit, or make false promises which were injurious. In particular, the plaintiffs complained that they were promised long-term relationships as “partners” in a business that the defendants allegedly indicated that they wanted to grow. Clearly, wire and mail fraud and extortion constitute predicate acts under the statutes.

With respect to the continuity requirement, the defendants argue that US Unwired fails to show the required elements, which it defines as relating to “a closed period of repeated conduct, or to past conduct that by its nature projects into the future with a threat of repetition”, See TBS International, Inc., 975 F.2d at 1140.

The defendants cite numerous cases in an effort to convince the Court that a 16 month fraud, “involving only a single scheme or purpose that has been accomplished, and involving only a single victim” fails to satisfy the first “pattern” requirement.

US Unwired points out that courts have looked with some flexibility at numerous factors which go into this determination, and they cite Office Outfitters as an example. As discussed, the plaintiffs in that case were distributors of printing and graphic arts products who alleged that the parent company of the products they manufactured enticed them to enter into long-term investments in their retail establishments while the parent company secretly divested itself of the manufacturing company. This divestiture had the effect of substantially injuring the business of the distributors.

The Eastern District of Texas found that the distributors met the test of H.J., Inc. vs. Northwestern Bell Tel. Co., 492 U.S. 229 because they showed a pattern of activity despite the fact that the defendants’ divestiture of the manufacturer was completed in a single transaction. Judge Folsom distinguished Office Outfitters from cases in which the plaintiffs failed to state a RICO claim where the predicate racketeering activity related to a single, lawful endeavor and found the mail and wire fraud allegations to suffice to show a pattern of activity over a four year period.

Likewise, US Unwired claims that Sprint misrepresented, whether implicitly or overtly, that it would maintain a long-term affiliate relationship with the plaintiffs as long as the plaintiffs continued to purchase the unique telecommunications resources and provide the services that were necessary for it to honor its agreement with Sprint. The complaint clearly alleges that Sprint took steps which might cause a reasonable trier of fact to conclude that Sprint’s earlier statements were false and fraudulent. Thus, US Unwired alleges that a pattern of crimes which include at least mail and wire fraud culminated in an unlawful change of affiliate status as well as multiple acts of theft once the affiliate status was changed.

With respect to the question of whether 16 months is sufficient time to meet the threshold requirement of a closed-end continuity “pattern” of activity, in the case at bar, it is. First, the plaintiffs allege that the scheme took place over at least 3 years and 5 months. Even if this were not the case, the length of the alleged fraud is only one factor for the Court to consider. See H.J., Inc., 492 U.S. at 239. The plaintiffs suggest in their memorandum that the Court should look to the criteria established by the Seventh Circuit in Corley v. Rosewood Care Center, Inc. of Peoria, et al. 142 F.3d 1041, including: the nature of the predicate acts, the number of predicate acts, the presence of several distinct harms to the victim or victims, the presence of multiple victims, and the presence of multiple schemes.

The Court does not believe that the United States Supreme Court, in its H.J., Inc. decision, intended to replace the factors used prior to that case with a “bean counter” approach to defining what constitutes a “pattern”. Instead, all of the relevant factors, rather than strictly the number of allegedly illegal acts or the length of time over which they were committed, are examined to find that the plaintiffs state a claim in their pleadings which survives the defendants’ attack that they fail to allege a pattern of activity.

The plaintiffs state an even stronger claim for an open-ended, ongoing pattern of racketeering activity because they have alleged that there is a continued threat of criminal activity beyond the period during which the predicate acts were performed. The plaintiffs are correct when they assert that their petition clearly and urgently alleges that Sprint continues to withhold money and business control from US Unwired and has threatened to acquire the smaller company.

The defendants contend that the plaintiffs have not alleged a proper claim for extortion. Their first argument is that they merely negotiated a business deal with US Unwired just like any other prudent businessman would negotiate a deal and lawfully sought to acquire the best possible terms. The defendants further contend that US Unwired fails to allege that it was faced with the loss of anything more than a potential future benefit if it had not received the Wireless Web hardware or had lost its ability to remain a Sprint affiliate, and that the risk of losing future benefits can not support a claim for extortion.

The defendants are not persuasive when they argue that they merely engaged in “hard bargaining” to exploit the plaintiffs’ fears. The parties in this case are not co-equals negotiating at arm’s length. US Unwired invested its resources into Sprint’s technology much like an exclusive distributor invests its resources into the product that it sells. If Sprint forced onerous terms onto the smaller company, as US Unwired suggests, then the plaintiffs lost not only a future economic benefit, but a substantial portion of the very investment that they made in order to honor their affiliate agreement. Additionally, US Unwired alleges that it lost immediate and ongoing rights that it had under the type III affiliate agreement prior to the alleged acts of extortion.

Count II: Receivership

The defendants ask the Court to dismiss US Unwired’s receivership claim. The plaintiffs seek to have a fiscal agent appointed to take charge of assets and operations controlled by Sprint PCS that affect US Unwired’s money. Alternatively, US Unwired asks that a fiscal agent be appointed to monitor the defendants’ finances, receipts, accounting, and payments.

The defendants argue that the appointment of a receiver is a procedural matter governed by federal law. Although the parties cite different cases, they provide the same list of factors to consider in determining whether a receiver should be appointed. Those factors are: (1) the existence of a valid claim by the moving party; (2) the probability that fraudulent conduct has occurred or will occur to frustrate the claim; (3) imminent danger that property will be lost, concealed, or diminished in value; (4) inadequacy of available legal remedies; (5) lack of a less drastic equitable remedy; and (6) the likelihood that appointment of a receiver will do more harm than good.

In their memorandum, the defendants run through the factors, alleging that each one is inapplicable. They argue the definition of a “valid claim” is not really a claim, but a judgment or lien. They next allege, as they have throughout their briefs, that no fraud has occurred. They contend that there is no allegation that Sprint would lose, conceal, or diminish any sums owed to US Unwired and point out that there are other legal remedies available.

US Unwired disagrees with Sprints assertion that a “claim” is limited to a judgment or lien and cites cases in which receivers were appointed during the pendency of suits. It further suggests that Sprint is faced with so many suits that its ability to collect on any judgment is at risk.

The Court recognizes that US Unwired has overcome the first two factors, but, US Unwired’s allegations of other potential Sprint creditors notwithstanding, it has not shown sufficient evidence, or even allegations, that the damages allegedly owed it would be lost, concealed, or diminished if a receiver were not appointed. Since these damages are liquidated, US Unwired cannot satisfy the fourth and fifth elements of the test. Finally, even without guidance from the parties, the Court believes that it would be unduly burdensome to appoint a receiver at this stage of the case with the minimal information that has been presented to the Court.

However, the Court is amenable to allowing US Unwired to hire an outside accounting company or other expert to contemporaneously monitor monies that are paid to Sprint from US Unwired affiliate customers and welcomes a more detailed proposal from the plaintiffs. A receiver may be an acceptable option at a later time, but for the moment, the plaintiff should seek less drastic equitable relief which may also facilitate reasonable discovery.

Count III: Breach of Fiduciary Duties

Next, Sprint alleges that US Unwired may not assert a claim for breach of fiduciary duties for two reasons. First, it argues that the parties were independent business entities and did not have the type of relationship susceptible to fiduciary responsibilities. Second, they contend that US Unwired expressly disclaimed any fiduciary relationship between the parties in its management agreement with Sprint.

With respect to the first claim and for all of the reasons already discussed, the Court agrees with US Unwired when it characterizes Sprint as being in a position to control the smaller company’s core business functions.

It is a more difficult question to determine whether US Unwired expressly disclaimed any cause of action for a breach of fiduciary duty when it signed the management contract. US Unwired admits that this disclaimer was valid at the time of signing, but it alleges that “Sprint’s fiduciary obligations arose outside the parties’ contract after Sprint improperly took control of US Unwired’s cash flow and business operations.”

Essentially, US Unwired is arguing that it was an independent company when it entered into the agreement, but that the nature of the business relationship changed over time as Sprint acted in bad faith and acquired more and more of US Unwired’s autonomy. By the time this suit was filed, US Unwired alleges that the parties had a special relationship in which it was unusually dependent on Sprint for its very survival. The allegations meet the standard for a judgment on the pleadings.

Count VI: Fraud

The defendants’ last allegation is that the plaintiffs’ complaint fails to state a viable claim for fraud. Sprint first cites the Missouri Economic Loss Rule to require that there be actual damage rather than mere economic loss in order to maintain a suit in tort. As discussed, supra, the plaintiffs have made a showing that Louisiana law would govern with respect to any extra-contractual torts at issue, including the instant allegation of fraud. Therefore, it is not necessary to reach the merits of this argument.

The defendants next argue that the plaintiffs’ complaint does not satisfy the particularity requirement of Rule 9(b). As has already been discussed, and except as noted, the complaint meets this requirement with respect to all causes of action.

Defendants’ Motion to Strike Jury Demand

The defendants have moved to strike the plaintiffs’ jury demand, alleging that the parties contracted away their rights to a jury trial in the event of a dispute arising out of the contract. They point to the broad language of clause 17.10 of the management agreement, which reads:

Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Since it has been determined that the allegations fall outside the scope of the contract, the terms of the contract, including the jury trial waiver, do not apply to the tort and RICO claims in front of us.

THEREFORE, IT IS ORDERED that defendants’ motion for judgment on the pleadings is DENIED in all respects except that the plaintiffs are determined to have failed to state a particularized claim, as specifically enumerated in the body of this judgment. It is further ordered that the plaintiff may file for leave of court to correct this defect and plead its claims with greater sufficiency within 30 days, provided that the amended complaint does not expand the allegations beyond their present scope.

IT IS ORDERED that plaintiffs’ motion to appoint a receiver is DENIED, but, as discussed, the plaintiffs may submit a request for less burdensome and more appropriate equitable relief.

IT IS FURTHER ORDERED that the defendants’ motion to strike plaintiffs’ jury demand is DENIED without prejudice.

Lake Charles, Louisiana, this 3rd day of February, 2004.

/s/ Patricia Minaldi

PATRICIA MINALDI UNITED STATES DISTRICT COURT

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